As filed with the Securities and Exchange Commission on April 15, 2009
Registration No. 333–

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________

Chimera Investment Corporation
(Exact name of registrant as specified in its charter)

Maryland	26-0630461
(State or other jurisdiction of	(I.R.S. Employer
incorporation or	Identification Number)
organization)

1211 Avenue of the Americas, Suite 2902
New York, New York 10017
(212) 696-0100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________

R. Nicholas Singh, Esq.
Executive Vice President and General Counsel
c/o Fixed Income Discount Advisory Company
1211 Avenue of the Americas, Suite 2902
New York, New York 10036
(212) 696-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________
COPIES TO:

Phillip J. Kardis, II, Esq.
Anthony C. Green, Esq.
K&L Gates LLP
101 K Street, N.W.
Washington, DC 20006
(202) 778-9401

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-156455

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

	Proposed
	maximum
	aggregate offering
Title of each class of securities to be registered	price(1)	Amount of registration fee(2)

Common Stock(3)	$60,750,000	$3,389.85

(1)

In no event will the maximum aggregate offering price of all securities issued pursuant to this registration statement and the registration statement on Form S-3, file no. 333-156455 exceed those registered under such registration statements.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) promulgated under the Securities Act. The registrant hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of April 16, 2009), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours no later than April 16, 2009.

(3)	Subject to footnote 1, there is being registered hereunder an indeterminate number of shares of common stock as may be sold, from time to time, by the registrant.

EXPLANATORY STATEMENT

          This registration statement on Form S-3 is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both promulgated under the Securities Act of 1933, as amended, to register an additional $60,750,000 of common stock, par value $0.01 per share, of Chimera Investment Corporation.

INCORPORATION BY REFERENCE

          The contents of the registration statement, including exhibits, and each document incorporated by reference therein, on Form S-3 relating to the registration of $750,000,000 of common stock, preferred stock and any combination of the foregoing of Chimera Investment Corporation filed on December 24, 2008, file number 333-156455, as amended and supplemented, which was declared effective by the Securities and Exchange Commission on January 14, 2009 and which remains effective as of the date of this filing, are incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 15, 2009.

CHIMERA INVESTMENT CORPORATION

By:	/s/ Matthew Lambiase
Matthew Lambiase
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Matthew Lambiase	Chief Executive Officer,	April 15, 2009
Matthew Lambiase	President and Director
(principal executive officer)

/s/ Alexandra Denahan	Chief Financial Officer	April 15, 2009
A. Alexandra Denahan	(principal financial and
accounting officer)

*	Nonexecutive Chairman of the	April 15, 2009
Paul Donlin	Board of Directors

*	Director	April 15, 2009
Mark Abrams

/s/ Jeremy Diamond	Director	April 15, 2009
Jeremy Diamond

*	Director	April 15, 2009
Paul A. Keenan

*           By Matthew Lambiase as attorney-in-fact.

EXHIBIT INDEX

Exhibit	Description
Number
5.1	Opinion of K&L Gates LLP re legality (including consent of such firm).
8.1	Tax Opinion of K&L Gates LLP (including consent of such firm).
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)
23.3	Consent of K&L Gates LLP (included in Exhibit 8.1)